Exhibit 99.1

DoorDash Announces Agreement to Acquire Deliveroo

May 6, 2025

The Combination with Deliveroo will strengthen DoorDash’s position as a leading global platform in local commerce, enabling the combined entity to better serve businesses, consumers and couriers

SAN FRANCISCO – DoorDash, Inc. (NASDAQ: DASH), a leading local commerce platform globally, makes reference to the announcement that the board of directors of DoorDash, Inc. and the board of directors of Deliveroo plc have reached agreement on the terms of a recommended final1 cash acquisition of the entire issued and to be issued share capital of Deliveroo (the “Acquisition”).

Under the terms of the Acquisition, Deliveroo Shareholders will be entitled to receive 180 pence in cash per Deliveroo Share. The terms of the Acquisition value the entire issued and to be issued ordinary share capital of Deliveroo at approximately £2.9 billion, and represent a premium of approximately 44 per cent to the Closing Price of 125 pence per Deliveroo Share on 4 April 2025 (being the last Business Day prior to DoorDash’s offer letter to Deliveroo in respect of the Acquisition), approximately 29 per cent to the Closing Price of 140 pence per Deliveroo Share on 24 April 2025 (being the last Business Day prior to the commencement of the Offer Period and approximately 40 per cent to Deliveroo’s three month volume weighted average price of 129 pence per Deliveroo Share to 24 April 2025. The terms of the Acquisition imply an enterprise value of Deliveroo of approximately £2.4 billion.

Unless otherwise defined in this press release, capitalised terms used in this press release shall have the same meanings given to them in the Rule 2.7 Announcement.

For more information, please visit the 2.7 Announcement here: Recommended offer for Deliveroo

Commenting on the Acquisition, Tony Xu, CEO and Co-founder of DoorDash, said:

“Our mission at DoorDash is to grow and empower local economies. We started the company in 2013 to help people like my mom – people running local businesses and creating the vast majority of jobs and economic activity in our communities. Our focus ever since has been on building the best products and services to enable these merchants to grow, connecting them with consumers in their neighbourhoods, and creating a local commerce platform that offers uniquely flexible earnings opportunities.

1 DoorDash confirms that the financial terms of the Acquisition are final and will not be increased, except that DoorDash reserves the right to increase the consideration payable under the Acquisition and/or otherwise improve the terms of the Acquisition if there is an announcement on or after the date of this Announcement of a possible offer or a firm intention to make an offer for Deliveroo by any third party. DoorDash reserves the right (with the consent of the Takeover Panel, if required), and while the Co-operation Agreement is continuing, subject to the terms of the Co-operation Agreement, to implement the Acquisition by way of a Takeover Offer.
It is intended that the Acquisition will be implemented by way of a court-sanctioned scheme of arrangement under the UK Companies Act. The transaction is expected to close during Q4 2025, subject to satisfaction of certain conditions as set out in the Rule 2.7 announcement released by DoorDash and Deliveroo on 6 May 2025 (the “Rule 2.7 Announcement”).

Coming together with teams that have similar visions and values accelerates our work to achieve that mission. Deliveroo is just such a team and one that I have long admired. Like DoorDash, Deliveroo is obsessively focused on their customers – consumers, merchants, and riders. They work day in and day out to improve their consumer value proposition, bring new services to local businesses, and offer flexibility and support to riders. These efforts and attention to detail from Will and the team have had a tremendous positive impact in the communities where Deliveroo operates.

I could not be more excited by the prospect of what DoorDash and Deliveroo will be able to accomplish together. We’ll cover more than 40 countries with a combined population of more than 1 billion people, enabling us to provide more local businesses with the tools and technology they need to thrive. The Enlarged Group will bring together DoorDash’s strong operating playbook with Deliveroo’s local expertise to invest in innovation and execution at an even higher level. Together, we will work to deliver the best experience for all of our stakeholders, to grow the GDP of cities around the world, and to build the leading global platform for local commerce.”

Commenting on the Acquisition:

Will Shu, CEO and Co-founder of Deliveroo, said:

“When Greg and I founded this business in 2013, we made it our mission to bring the best of our consumers’ neighbourhoods to their door. We’ve stayed relentlessly focused on this mission for the past twelve years, keeping our consumers at the heart of everything we do and aiming to deliver them flawless experiences, new innovations and real value. I’m very proud of everything we have achieved as a standalone business.

We are now at the beginning of a transformative new chapter. DoorDash and Deliveroo are like-minded organisations with a shared strategic vision and aligned values. Together, we will be even better positioned to serve consumers, merchants, riders and local communities. The Enlarged Group will have the scale to invest in product, technology and the overall consumer value proposition.

I want to thank all of our incredibly skilled people, dedicated riders and merchants and our loyal consumers for helping us to build the successful business we have today. I hope they share our excitement about what the future holds. I know that DoorDash will be a great long-term partner for our business.”

Claudia Arney, Chair of Deliveroo, said:

“Following careful consideration, the Deliveroo Independent Committee has unanimously decided to recommend this offer, considering it to be in the interests of all our shareholders and wider stakeholders.

Deliveroo changed the face of food delivery in the UK and around the world. Thanks to Will and the dedication and innovation of the team, consumers have new food experiences, merchants new opportunities for growth and riders a new type of work. I’m immensely proud to have worked alongside the team and thank them for their hard work.

Looking ahead, this offer will enable Deliveroo to build on its significant strategic and operational progress, to strengthen its competitive advantage, to invest further in innovation and further enhance our proposition to stakeholders. We are pleased that DoorDash is excited to invest into the business and team and shares our commitments to supporting the interests of riders, merchants and consumers.

Both companies are highly complementary, whether in their geographic footprints or their missions, and I am confident that being part of the Enlarged Group will accelerate the realisation of Deliveroo’s full potential.”

Compelling strategic opportunity

The combination with Deliveroo will strengthen DoorDash’s position as a leading global platform in local commerce, enabling the combined entity to better serve businesses, consumers and couriers

DoorDash is a leading global technology company that connects local businesses to their communities and consumers. It operates in over 30 countries, partners with over 500,000 local businesses on its marketplaces, serves over 42 million monthly active users, and creates uniquely flexible earnings opportunities for millions of people annually.

DoorDash has consistently improved its offering for local businesses, consumers and couriers. Its strong execution has allowed it to build a leadership position in the United States. DoorDash’s execution and product focus has helped drive step-change growth in European geographies. DoorDash takes a multi-decade view to its growth strategy and plans to continue investing in the opportunity to power local commerce globally.

Deliveroo has built one of the leading local commerce platforms across its key geographies. Deliveroo has built its business through relentless daily improvement of its highly-compelling consumer value proposition. By partnering with approximately 176,000 local businesses, innovating in new categories such as grocery and retail, in addition to its core restaurant proposition and investing in operational excellence, Deliveroo provides a leading selection and high-quality experience for its approximately 7 million monthly active consumers.

DoorDash and Deliveroo have complementary geographic operations and the Enlarged Group will have a global presence in over 40 countries, serving approximately 50 million monthly active users. In 2024, the two companies together generated a total Gross Order Value of approximately $90 billion.

DoorDash and Deliveroo share a strategic vision, complementary geographic footprints, and an obsession to continually improve their offerings for local businesses, consumers and couriers

DoorDash and Deliveroo are driven by a common mission to empower local commerce, offer a differentiated consumer experience, and build multi-category platforms that serve local economies across the globe.

DoorDash and Deliveroo operate in complementary geographic regions; Deliveroo operates in nine countries, all of which are new for DoorDash. Bringing together both companies’ existing footprints will enable the Enlarged Group to operate in countries with a combined population exceeding 1 billion people. Deliveroo has been particularly successful operating in cities and large urban centres, while DoorDash has demonstrated success across urban, suburban and rural areas.

DoorDash and Deliveroo are both deeply committed to continuously improving the consumer experience. Deliveroo’s focus on improving its consumer value proposition closely aligns with DoorDash’s focus on improving the combination of selection, quality and affordability provided to consumers.

Similarly, DoorDash and Deliveroo are aligned in their dedication to serving merchants across multiple categories in local commerce, enabling local businesses to connect with consumers in their communities, solving mission-critical challenges such as consumer acquisition and demand generation and an exceptional logistics experience. These shared principles drive more orders and more revenue for merchants, resulting in greater earnings opportunities for couriers. DoorDash and Deliveroo both have a strong record of protecting and strengthening independent work, including by combining attractive flexible work with greater security for couriers.

This shared vision provides a strong foundation upon which the Enlarged Group intends to build further improvements in consumer retention, order frequency and the consumer experience overall.

DoorDash’s best-in-class capabilities applied to Deliveroo’s attractive geographies and growth initiatives can create significant value for Deliveroo’s broader stakeholders

DoorDash has a proven operating playbook and best-in-class product suite, which it has successfully applied to Wolt’s operations to accelerate product innovation and resulting business performance. Similarly, DoorDash is confident it can build on Deliveroo’s existing strengths to create leading experiences for consumers, local businesses, and couriers in each of the countries in which Deliveroo operates.

DoorDash is excited to invest in growing local commerce globally, including investing in Deliveroo’s business in the UK and other Deliveroo geographies and to continue to drive growth.

Opportunity to allocate resources more effectively to strengthen competitive advantage

The Enlarged Group’s expanded geographic footprint, enhanced local and regional institutional knowledge and stronger operational capabilities will help strengthen Deliveroo’s positioning in its key geographies in which DoorDash does not operate. Combining Deliveroo’s local leadership and teams with DoorDash’s global operating experience and substantial financial and talent capital, positions the Enlarged Group to operate more efficiently and continue to execute its strategy. Deliveroo operates on a consistent technology and management structure across its countries, allowing the Enlarged Group to swiftly implement best practices and drive operational efficiencies. DoorDash has consistently used its scale and operating discipline to reinvest in innovation, affordability for consumers, services for merchants, and growth for local communities, and will bring the same approach to the Enlarged Group.

Information on Deliveroo

Deliveroo is an award-winning delivery service founded in 2013 by Will Shu and Greg Orlowski. Deliveroo works with approximately 176,000 best-loved restaurants, grocers and retail partners, as well as over 130,000 riders with a goal to provide the best on-demand delivery experience in the world. Deliveroo served approximately 7 million monthly active consumers in 2024.

Deliveroo is headquartered in London, with offices around the globe. Deliveroo operates across 9 countries: Belgium, France, Italy, Ireland, Kuwait, Qatar, Singapore, United Arab Emirates and the United Kingdom.

For the fiscal year ended 31 December 2024, Deliveroo generated £7.1 billion GTV (+8% vs 2023 in constant currency), revenue of approximately £2.0 billion and adjusted EBITDA of approximately £140 million. Free cash flow (including Hong Kong) was £85.5 million (vs £(38.4) million in 2023).

As at 24 April 2025, being the last Business Day prior to the commencement of the Offer Period, Deliveroo’s market capitalisation was £2.2 billion. Deliveroo’s shares are publicly listed on the London Stock Exchange under the symbol ROO.

Information on DoorDash

DoorDash is a local commerce platform that connects consumers to the best of their neighbourhoods, helps local businesses of all kinds grow and innovate, and gives people fast, flexible ways to earn. Founded in 2013 and now in over 30 countries around the world, DoorDash is a global platform dedicated to keeping commerce thriving in the communities where it operates.

Since its launch in 2013, DoorDash has expanded organically and inorganically to serve over 42 million monthly active users in over 30 countries, including over 22 million DashPass and Wolt+ members.

DoorDash’s shares are publicly listed on NASDAQ under the symbol DASH. As at 2 May 2025, being the last practicable date before the date of this press release, its market capitalisation was $93.1 billion. For the fiscal year ended 31 December 2024, DoorDash reported revenue of approximately $10.7 billion.

Enquiries:

DoorDash Elizabeth Jarvis-Shean (Chief Corporate Affairs Officer) Ali Musa (Director, Corporate Communications) Andy Hargreaves (Vice President, Investor Relations)	ali.musa@doordash.com andy.hargreaves@doordash.com

J.P. Morgan (Financial Adviser to DoorDash) Dwayne Lysaght Matthew Gehl Neil Dalal Jonty Edwards Valentina Proverbio	Tel: +44 (0) 203 493 8000

FGS Global (PR Adviser to DoorDash) Faeth Birch Dorothy Burwell Harry Worthington	Tel: +44 (0) 207 251 3801 DoorDash@fgsglobal.com

Deliveroo Joe Carberry, VP Policy & Communications Rohan Chitale / Tim Warrington, Investor Relations	joe.carberry@deliveroo.co.uk investors@deliveroo.co.uk

Goldman Sachs (Lead Financial Adviser and Corporate Broker to Deliveroo) Anthony Gutman Jane Dunlevie Owain Evans Bertie Whitehead Cara Pazdon	Tel: +44 (0) 207 774 1000

Allen & Company LLC (Financial Adviser to Deliveroo) Nancy Peretsman Omar Isani	Tel: +1 212 832 8000

Barclays (Financial Adviser and Corporate Broker to Deliveroo) Nicola Tennent Rob Mayhew	Tel: +44 (0)20 7623 2323

Brunswick (Communications Adviser to Deliveroo) Susan Gilchrist Rosie Oddy	Tel: +44 (0) 207 404 5959 deliveroo@brunswickgroup.com

Latham & Watkins (London) LLP is acting as legal adviser to DoorDash.

White & Case LLP is acting as legal adviser to Deliveroo.

Disclaimers

J.P. Morgan Securities LLC, together with its affiliate J.P. Morgan Securities plc (which conducts its UK investment banking business as J.P. Morgan Cazenove and which is authorised in the United Kingdom by the Prudential Regulation Authority and regulated in the United Kingdom by the Prudential Regulation Authority and the Financial Conduct Authority). J.P. Morgan is acting as financial adviser exclusively for DoorDash and no one else in connection with the Acquisition and will not regard any other person as its client in relation to the Acquisition and will not be responsible to anyone other than DoorDash for providing the protections afforded to clients of J.P. Morgan or its affiliates, nor for providing advice in relation to the Acquisition or any other matter or arrangement referred to herein.

Goldman Sachs International (“Goldman Sachs”), which is authorised by the Prudential Regulation Authority and regulated by the FCA and the Prudential Regulation Authority in the United Kingdom, is acting exclusively for Deliveroo and no one else in connection with the matters referred to in this press release and will not be responsible to anyone other than Deliveroo for providing the protections afforded to clients of Goldman Sachs, or for providing advice in relation to the matters referred to in this press release.

Allen & Company LLC, which is registered with and licensed as a broker-dealer by the United States Securities and Exchange Commission and incorporated in the state of New York, is acting as financial adviser to Deliveroo and no one else in connection with the matters described in this press release and will not be responsible to anyone other than Deliveroo for providing the protections afforded to clients of Allen & Company LLC nor for providing advice in relation to the matters described or referred to in this press release. Neither Allen & Company LLC nor any of its affiliates owes or accepts any duty, liability or responsibility whatsoever (whether direct or indirect, whether in contract, in tort, under statute or otherwise) to any person who is not a client of Allen & Company LLC in connection with this press release, any statement contained herein or the matters described or referred to in this press release or otherwise.

Barclays, which is authorised by the Prudential Regulation Authority and regulated in the United Kingdom by the Financial Conduct Authority and the Prudential Regulation Authority, is acting exclusively for Deliveroo and no one else in connection with the Acquisition and will not be responsible to anyone other than Deliveroo for providing the protections afforded to clients of Barclays nor for providing advice in relation to the Acquisition or any other matter referred to in this press release.

In accordance with the Code, normal United Kingdom market practice and Rule 14e-5(b) of the US Exchange Act, Barclays and its affiliates will continue to act as exempt principal trader in Deliveroo securities on the London Stock Exchange. These purchases and activities by exempt principal traders which are required to be made public in the United Kingdom pursuant to the Code will be reported to a Regulatory Information Service and will be available on the London Stock Exchange website at www.londonstockexchange.com. This information will also be publicly disclosed in the United States to the extent that such information is made public in the United Kingdom.

Further Information

This press release is for information purposes only and is not intended to and does not constitute, or form any part of, an offer to sell or subscribe for or any invitation or the solicitation of an offer to purchase or subscribe for or otherwise acquire, sell or otherwise dispose of any securities or the solicitation of any vote or approval in any jurisdiction pursuant to the Acquisition or otherwise. The Acquisition will be implemented solely through and on the terms set out in the Scheme Document and the accompanying Forms of Proxy (or, in the event that the Acquisition is to be implemented by means of a Takeover Offer, the Offer Document and accompanying form of acceptance), which will contain the full terms and conditions of the Acquisition, including details of how to vote in respect of, or to accept, the Acquisition. Any approval, decision, vote or other response to the Acquisition should be made only on the basis of the information in the Scheme Document (or if the Acquisition is implemented by way of a Takeover Offer, the Offer Document). Deliveroo Shareholders are strongly advised to read the formal documentation in relation to the Acquisition once it has been despatched.

This press release does not constitute a prospectus or prospectus exempted document.

The statements contained in this press release are made as at the date of this press release, unless some other time is specified in relation to them, and the publication of this press release shall not give rise to any implication that there has been no change in the facts set forth in this press release since such date.

Overseas shareholders

This press release has been prepared for the purpose of complying with English law, the Listing Rules and the Code and the information disclosed may not be the same as that which would have been disclosed if this press release had been prepared in accordance with the laws of jurisdictions outside England.

The release, publication or distribution of this press release in jurisdictions other than the United Kingdom may be restricted by law and/or regulation and such law and/or regulation may affect the availability of the Acquisition to persons who are not resident in the United Kingdom. Persons who are not resident in the United Kingdom, or who are subject to laws of any jurisdiction other than the United Kingdom, should inform themselves about, and observe any applicable legal or regulatory requirements. Any person (including, without limitation, nominees, trustees and custodians) who would, or otherwise intends to, forward this press release, the Scheme Document or any accompanying document to any jurisdiction outside the United Kingdom should refrain from doing so and seek appropriate professional advice before taking any action. In particular, the ability of persons who are not resident in the United Kingdom to vote their Deliveroo Shares at the Court Meeting or the General Meeting, or to execute and deliver Forms of Proxy appointing another to vote their Deliveroo Shares in respect of the Court Meeting or the General Meeting on their behalf, may be affected by the laws of the relevant jurisdiction in which they are located.

Any failure to comply with the applicable legal or regulatory requirements may constitute a violation of the laws and/or regulations of any such jurisdiction. To the fullest extent permitted by applicable law, the companies and persons involved in the Acquisition disclaim any responsibility and liability for the violation of such restrictions by any person.

Unless otherwise determined by DoorDash and Deliveroo or required by the Code, and permitted by applicable law and regulation, the Acquisition will not be made, directly or indirectly, in or into or by use of the mails or any other means or instrumentality (including, without limitation, telephonic or electronic) of interstate or foreign commerce of, or any facility of a national, state or other securities exchange of, a Restricted Jurisdiction, and the Acquisition will not be capable of acceptance by any such use, means, instrumentality or facility or from within a Restricted Jurisdiction. Accordingly, copies of this press release and formal documentation relating to the Acquisition are not being, and must not be, directly or indirectly, mailed or otherwise forwarded or distributed in, into or from a Restricted Jurisdiction and persons receiving this press release (including custodians, nominees and trustees) must not distribute or send it into or from a Restricted Jurisdiction. In the event that the Acquisition is implemented by way of a Takeover Offer and extended into the US, DoorDash will do so in satisfaction of the procedural and filing requirements of the US securities laws at that time, to the extent applicable thereto. Further details in relation to overseas shareholders will be contained in the Scheme Document.

The Acquisition relates to the shares of a company incorporated in England and it is proposed to be made by means of a scheme of arrangement provided for under English law. A transaction effected by means of a scheme of arrangement is not subject to the shareholder vote, proxy solicitation and tender offer rules under the US Exchange Act. Accordingly, the Scheme is subject to the disclosure requirements and practices applicable in the United Kingdom to schemes of arrangement, which differ from the disclosure requirements and practices of US shareholder vote, proxy solicitation and tender offer rules.

If DoorDash were to elect to implement the Acquisition by means of a Takeover Offer, such Takeover Offer shall be made in compliance with all applicable laws and regulations, including, if the Takeover Offer is extended into the US, section 14(e) of the US Exchange Act and Regulation 14E thereunder. Such Takeover Offer would be made in the US by DoorDashand no one else. In addition to any such Takeover Offer, DoorDash, certain affiliated companies and the nominees or brokers (acting as agents) of DoorDash and/or such affiliated companies may make certain purchases of, or arrangements to purchase, Deliveroo Shares outside such Takeover Offer during the period in which such Takeover Offer would remain open for acceptance. If such purchases or arrangements to purchase are made, they would be made outside the United States in compliance with applicable law, including the US Exchange Act.

The receipt of cash consideration by a Deliveroo Shareholder for the transfer of their Deliveroo Shares pursuant to the Scheme will be a taxable transaction for United States federal income tax purposes and under applicable US state and local, as well as overseas and other, tax laws. In certain circumstances, Deliveroo Shareholders that are not US persons and that receive cash consideration pursuant to the Scheme may be subject to US withholding tax. Each Deliveroo Shareholder is urged to consult an independent professional adviser regarding the applicable tax consequences of the Acquisition, including under applicable United States, state and local, as well as overseas and other tax laws.

Financial information relating to Deliveroo included in this press release and to be included in the Scheme Document has been or will have been prepared in accordance with International Financial Reporting Standards and may not be comparable to the financial statements of US companies or companies whose financial statements are prepared in accordance with generally accepted accounting principles in the United States (“US GAAP”). US GAAP differs in certain significant respects from accounting standards applicable in the United Kingdom.

It may be difficult for a US-based investor to enforce their rights and any claim he or she may have arising under US securities laws, since the Scheme relates to the shares of a company incorporated under the laws of, and located in, the United Kingdom, and some or all of its officers and directors may be residents of non-US jurisdictions. A US-based investor may not be able to sue a company located in the United Kingdom, or its officers or directors, in a foreign court for alleged violations of US securities laws, and it may be difficult to compel a foreign company and its affiliates to subject themselves to a US court’s judgment.

Forward-looking statements

This press release (including information incorporated by reference in this press release), oral statements made regarding the Acquisition, and other information published by DoorDash or Deliveroo may contain certain “forward-looking statements” with respect to Deliveroo and DoorDash. These forward-looking statements can be identified by the fact that they do not relate only to historical or current facts. Forward-looking statements often use words such as “anticipate”, “target”, “forecast”, “aim”, “expect”, “estimate”, “intend”, “plan”, “goal”, “believe”, “will”, “may”, “should”, “would”, “could” or other words or terms of similar meaning or the negative thereof. Forward-looking statements include, but are not limited to, statements relating to the following: (a) future capital expenditures, expenses, revenues, earnings, synergies, economic performance, indebtedness, financial condition, dividend policy, losses and future prospects;  (b) business and management strategies of DoorDash and the expansion and growth of Deliveroo and potential synergies resulting from the Acquisition; and (c) the effects of global economic conditions and governmental regulation on DoorDash or Deliveroo’s business.

These forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause actual results, performance or developments to differ materially from those expressed in or implied by such forward-looking statements. These factors include, but are not limited to: the ability to complete the Acquisition; the ability to obtain requisite regulatory and shareholder approvals, changes in the global political, economic, business and competitive environments and in market and regulatory forces, changes in future exchange and interest rates, changes in tax rates, future business combinations or disposals, changes in general economic and market conditions in the countries in which DoorDash and Deliveroo operate, weak, volatile or illiquid capital and/or credit markets, interest rate and currency value fluctuations, the degree of competition in the geographic and business areas in which DoorDash and Deliveroo operate and changes in laws or in other supervisory expectations or requirements. Other unknown or unpredictable factors could cause actual results to differ materially from those expected, estimated or projected in the forward-looking statements. These forward-looking statements are based on numerous assumptions regarding present and future strategies and environments. None of DoorDash or Deliveroo , nor any of their respective associates, directors, officers, employees or advisers, provides any representation, assurance or guarantee that the occurrence of the events expressed or implied in any forward-looking statements in this press release will actually occur. Due to such uncertainties and risks, readers are cautioned not to place undue reliance on such forward-looking statements, which speak only as of the date hereof. All subsequent oral or written forward-looking statements attributable to DoorDash or Deliveroo or any person acting on their behalf are expressly qualified in their entirety by the cautionary statement above. Should one or more of these risks or uncertainties materialise, or should underlying assumptions prove incorrect, actual results may vary materially from those described in this press release.

DoorDash and Deliveroo assume no obligation to update publicly or revise forward-looking or other statements contained in this press release, whether as a result of new information, future events or otherwise, except to the extent legally required.

No profit forecasts or estimates

No statement in this press release is intended as a profit forecast or estimate for DoorDash or Deliveroo in respect of any period and no statement in this press release should be interpreted to mean that earnings or earnings per Deliveroo Share for the current or future financial years would necessarily match or exceed the historical published earnings or earnings per Deliveroo Share.

Publication on website

In accordance with Rule 26.1 of the Code, a copy of this press release and the documents required to be published under Rule 26 of the Code will be made available (subject to certain restrictions relating to persons resident in Restricted Jurisdictions), free of charge, on Deliveroo’s website at https://corporate.deliveroo.co.uk/ and on DoorDash’s website at https://ir.doordash.com/resources/ by no later than 12 noon on the Business Day following the date of this press release. Neither the contents of these websites nor the content of any other website accessible from hyperlinks on such websites is incorporated into, or forms part of, this press release.

Requesting hard copies

In accordance with Rule 30.3 of the Code, a person so entitled may request a hard copy of this press release, free of charge, by contacting Deliveroo’s registrars, Equiniti Limited, on +44 (0) 371 384 2030 between 8.30 a.m. to 5.30 p.m. (London time) Monday to Friday (except UK public holidays) or by submitting a request in writing to Aspect House, Spencer Road, Lancing, West Sussex BN99 6DA. For persons who receive a copy of this press release in electronic form or via a website notification, a hard copy of this press release will not be sent unless so requested. In accordance with Rule 30.3 of the Code, a person so entitled may also request that all future documents, announcements and information to be sent to them in relation to the Acquisition should be in hard copy form.

Rounding

Certain figures included in this press release have been subjected to rounding adjustments. Accordingly, figures shown for the same category presented in different paragraphs and/or tables may vary slightly and figures shown as totals in certain tables may not be an arithmetic aggregation of the figures that precede them.

Disclosure requirements of the Code

Under Rule 8.3(a) of the Code, any person who is interested in 1 per cent. or more of any class of relevant securities of an offeree company or of any securities exchange offeror (being any offeror other than an offeror in respect of which it has been announced that its offer is, or is likely to be, solely in cash) must make an Opening Position Disclosure following the commencement of the Offer Period and, if later, following the announcement in which any securities exchange offeror is first identified. An Opening Position Disclosure must contain details of the person’s interests and short positions in, and rights to subscribe for, any relevant securities of each of: (a) the offeree company; and (b) any securities exchange offeror(s). An Opening Position Disclosure by a person to whom Rule 8.3(a) applies must be made by no later than 3.30 pm on the 10th Business Day (as defined in the Code) following the commencement of the Offer Period and, if appropriate, by no later than 3.30 pm on the 10th Business Day (as defined in the Code) following the announcement in which any securities exchange offeror is first identified. Relevant persons who deal in the relevant securities of the offeree company or of a securities exchange offeror prior to the deadline for making an Opening Position Disclosure must instead make a Dealing Disclosure.

Under Rule 8.3(b) of the Code, any person who is, or becomes, interested in 1 per cent. or more of any class of relevant securities of the offeree company or of any securities exchange offeror must make a Dealing Disclosure if the person deals in any relevant securities of the offeree company or of any securities exchange offeror. A Dealing Disclosure must contain details of the dealing concerned and of the person’s interests and short positions in, and rights to subscribe for, any relevant securities of each of: (a) the offeree company; and (b) any securities exchange offeror, save to the extent that these details have previously been disclosed under Rule 8. A Dealing Disclosure by a person to whom Rule 8.3(b) applies must be made by no later than 3.30 pm on the Business Day (as defined in the Code) following the date of the relevant dealing.
If two or more persons act together pursuant to an agreement or understanding, whether formal or informal, to acquire or control an interest in relevant securities of an offeree company or a securities exchange offeror, they will be deemed to be a single person for the purpose of Rule 8.3.

Opening Position Disclosures must also be made by the offeree company and by any offeror, and Dealing Disclosures must also be made by the offeree company, by any offeror and by any persons acting in concert with any of them (see Rules 8.1, 8.2 and 8.4).

Details of the offeree and offeror companies in respect of whose relevant securities Opening Position Disclosures and Dealing Disclosures must be made can be found in the Disclosure Table on the Takeover Panel’s website at www.thetakeoverpanel.org.uk, including details of the number of relevant securities in issue, when the Offer Period commenced and when any offeror was first identified. You should contact the Takeover Panel’s Market Surveillance Unit on +44 (0) 20 7638 0129 if you are in any doubt as to whether you are required to make an Opening Position Disclosure or a Dealing Disclosure.

General

If you are in any doubt about the contents of this press release or the action you should take, you are recommended to seek your own independent financial advice immediately from your stockbroker, bank manager, solicitor, accountant or independent financial adviser duly authorised under the Financial Services and Markets Act 2000 (as amended) if you are resident in the United Kingdom or, if not, from another appropriately authorised independent financial adviser.